TAMMIE LEE
                                ATTORNEY AT LAW
                                 95 WALL STREET
                                   23RD FLOOR
                              NEW YORK, N.Y. 10005
                              --------------------
                                 (212) 858-8144


                                             April 28, 1997


First Investors Life Insurance Company
Variable Annuity Fund D
95 Wall Street
New York, New York  10005

Gentlemen:

         As special counsel to First Investors Life Insurance Company (the "Depositor"), I am familiar with the proceedings taken and proposed to be taken by the First Investors Life Variable Annuity Fund D ("Separate Account D") in connection with the proposed sale of an indefinite number of Variable Annuity Contracts (the "Contracts") and the registration statement on Form N-4 covering the Contracts (the "Registration Statement") to which this opinion is an exhibit, filed by Separate Account D pursuant to the Securities Act of 1933 and the Investment Company Act of 1940, as amended. I have examined such records of the Depositor and of Separate Account D, certificates of public officials and other documents and such questions of law as I have deemed necessary as a basis for this opinion.

         Based upon such examination, I am of the opinion that when the Registration Statement has become effective and the Contracts are issued according to the terms set forth in the General Plan of Operations for Separate Account D filed by the Depositor with the New York State Insurance Department, as described in the Prospectus and Statement of Additional Information included in the Registration Statement, the Contracts will be legally issued, fully paid and nonassessable.

         I hereby consent to the filing of the opinion as an exhibit to the Registration Statement. In giving such consent, I do not thereby admit that I am acting within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,

                                             /s/  Tammie Lee

                                             Tammie Lee
                                             Assistant Counsel